Continuing Success in Our Ongoing Efforts to Enhance Corporate Governance and Leadership From the Desk of the Chairman & CEO Nicholas S. Schorsch

SHAREHOLDER MEMORANDUM :: September 10, 2014	NASDAQ: ARCP :: www.arcpreit.com

As we continue to focus on improving our corporate governance practices, I am more than pleased with our progress to date – our governance success has been instrumental in strengthening the relationship between our stockholders, our board and our management team.

Our leadership continues to harmonize its efforts as David Kay, Lisa Beeson, Brian Block, Rich Silfen and I have combined to drive American Realty Capital Properties, Inc.’s (“ARCP”) success by improving the balance sheet, accelerating our acquisition activity and maximizing our investor outreach program. David’s overall guidance during the last six months, assisted by Lisa and the rest of the management team, gives me the utmost confidence in ARCP’s future.

In my July stockholder letters, I announced several actions to enhance our corporate governance; we have delivered on all of these promises. We added Bruce Frank to our board of directors to further improve our board’s oversight of financial reporting – Bruce adds tremendous value to the company given his extensive skill set in this area. We improved our investor communication program by reaching out to our stockholders directly, establishing an upcoming Investor Day. Finally, we hired Mike Sodo to lead our financial reporting team and support our investor relations initiatives.

Today, I am excited to announce our continuing progress designed to augment our governance and leadership initiatives.

1.	ARCP will add a new independent director to replace a 2013 legacy independent director. On September 9, 2014, Scott Bowman indicated to the board that he had decided to undertake a new full-time position.

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ARCP SHAREHOLDER MEMORANDUM

Scott’s leadership and efforts on the board have been invaluable and we wish him well; this transition, however, is consistent with our prior announcements and the board is actively evaluating additional independent directors, as previously announced.

In respect of Scott Bowman’s departure from the ARCP board, Leslie Michelson, ARCP’s lead independent director, commented:

“Scott has chosen to pursue a new career path that will become his primary focus. We deeply appreciate his service during the past 18 months, during which time the company has experienced tremendous growth. We will now look to replace Scott’s leadership, knowledge and acumen with a new independent director.”

2.	Appointment of Lisa Beeson as President. Over the last year, Lisa Beeson has been instrumental in our Red Lobster portfolio acquisition and the pending sales of our multi-tenant portfolio to Blackstone/DDR and Cole Corporate Income Trust, Inc. to Select Income REIT. Additionally, Lisa has been essential in overseeing the integration of our teams and portfolios, following our recent mergers. Therefore, in light of her outstanding leadership and considerable contributions, I wanted to announce the appointment of Lisa Beeson as President, effective October 1, 2014.

David Kay added the following regarding Lisa’s appointment as President:

“I am delighted to recognize Lisa as my leadership partner as she becomes President in October. I have known Lisa and worked with her closely for quite a while and have always been impressed with her managerial and capital markets skills - her recent success in promoting the unity of our teams and fostering teamwork has furthered my appreciation for what she means to this company.”

We continue to focus on creating a best of class corporate governance structure and will continue to evaluate other measures to maximize shareholder value. My continued attention to corporate governance has allowed our management team, led by David, Lisa and Brian, to attend to the day-to-day operating responsibilities of ARCP. As October 1 approaches, I could not be more pleased with our accomplishments and excited about our future as a team and as a company.

Regards,

Nicholas S. Schorsch

Chairman & CEO, American Realty Capital Properties, Inc.

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